SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement          [  ]  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[X ]   Soliciting Material Under Rule 14a-12


                   Chicago Mercantile Exchange Holdings Inc.
          ------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


  --------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
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         On February 5, 2003, Chicago Mercantile Exchange Holdings Inc.
distributed the following communication to its shareholders:


                              [Chicago Mercantile Exchange Holdings Inc. Logo]


Kathleen M. Cronin, Esq.
Corporate Secretary
PHONE: 312 / 930-3488
FAX: 312 / 930-3233
kcronin@cme.com


                                                     February 5, 2003



To:  Our Class B-3 Shareholders

                      Re: Class B-3 Director Nominees

         You were notified by letter dated January 24, 2003 of the nominations of directors to be elected by the Class B-3 shareholders. Please be advised that, in addition to the candidates noted in that previous correspondence, there is an additional candidate on the Class B-3 slate who is running for a directorship, Mr. Leon Shender. Pursuant to our bylaws, Mr. Shender received the requisite number of signatures of B-3 shareholders to be nominated for a directorship. Mr. Shender will be included in our proxy statement to be mailed to shareholders in early March.

         Should you have any questions, please do not hesitate to contact me.


                                                    Very truly yours,

                                                    /s/ Kathleen M. Cronin
                                                    Kathleen M. Cronin
                                                    Corporate Secretary


cc:   Board of Directors
      Craig S. Donohue


         Chicago Mercantile Exchange Holdings Inc. plans to file with the Securities and Exchange Commission and mail a proxy statement to our shareholders containing information about the company and certain proposals to be presented to a vote of shareholders at its 2003 Annual Meeting. Shareholders of Chicago Mercantile Exchange Holdings Inc. should read the proxy statement carefully when it becomes available because it will contain important information about the proposals to be considered at the Annual Meeting, the persons soliciting proxies related to the proposals, their interests in the proposals and related matters.

         Shareholders can obtain free copies of the proxy statement when it becomes available by contacting the Shareholder Relations and Membership Services Department, Chicago Mercantile Exchange Holdings Inc., 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders will be able to obtain free copies of the proxy statement filed by Chicago Mercantile Exchange Holdings Inc. with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission's web site at www.sec.gov. In addition to the proxy statement, Chicago Mercantile Exchange Holdings Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which are also available at the Securities and Exchange Commission's web site at www.sec.gov.

         Chicago Mercantile Exchange Holdings Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Chicago Mercantile Exchange Holdings Inc.'s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement.